1 Amendment to Schedule 1A Effective as of April 22, 2025, the following separate accounts of the Company are hereby added to this Schedule 1A and made subject to the Agreement: Name of Account Date Established by Board of Directors of the Company SEC 1940 Act Registration Number Type of Product Supported by Account Athene Variable Annuity Separate Account B September 2024 811-24078 Private Placement Variable Annuity IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 1A in accordance with Article XI of the Agreement. /s/ Frank Murphy Goldman Sachs Variable Insurance Trust Name: Frank Murphy Title: Managing Director /s/ Kent Keim Athene Annuity and Life Insurance Company Name: Kent Keim Title: SVP Global Wealth /s/ Marci Green Goldman Sachs & Co. LLC Name: Marci Green Title: Managing Director

2 Amendment to Schedule 3A Effective as of January 1, 2025, the following separate accounts of the Company are hereby added to this Schedule 3A and made subject to the Agreement: Name of Account Date Established by Board of Directors of the Company Type of Product Supported by Account Athene APM Separate Account September 2024 Private Placement Variable Annuity IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 3A in accordance with Article XI of the Agreement. /s/ Frank Murphy Goldman Sachs Variable Insurance Trust Name: Frank Murphy Title: Managing Director /s/ Kent Keim Athene Annuity and Life Insurance Company Name: Kent Keim Title: SVP Global Wealth /s/ Marci Green Goldman Sachs & Co. LLC Name: Marci Green Title: Managing Director

3 Amendment to Schedule 3B Effective as of January 1, 2025, the following Contracts are hereby added to this Schedule 3B and made subject to the Agreement: Name of Contract Available Funds/Share Classes Group or Individual Type of Product Supported by Account Athene Altitude ® Series A Private Placement Individual Flexible Premium Variable Annuity Goldman Sachs Core Fixed Income Fund / Institutional Share Class Goldman Sachs Government Money Market Fund / Institutional Share Class Goldman Sachs U.S. Equity Insights Fund / Institutional Share Class Individual Variable Annuity IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 3B in accordance with Article XI of the Agreement. /s/ Frank Murphy Goldman Sachs Variable Insurance Trust Name: Frank Murphy Title: Managing Director /s/ Kent Keim Athene Annuity and Life Insurance Company Name: Kent Keim Title: SVP Global Wealth /s/ Marci Green Goldman Sachs & Co. LLC Name: Marci Green Title: Managing Director